UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Thayer Ventures Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25852 McBean Parkway Valencia, CA		91335
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 782-1414

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock, $0.0001 par value, and one-half of one redeemable warrant to acquire one share of Class A Common Stock	TVACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	TVAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement (the “SEC Statement”) expressing the view that certain warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value recorded each period in earnings. The SEC Statement discusses “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Statement indicates that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

Thayer Ventures Acquisition Corp. (“Thayer Ventures”) has classified its private placement warrants (the “Private Warrants”) and public warrants (the “Public Warrants” and together with the Private Warrants, the “Warrants”), as a component of stockholders’ equity in its historical financial statements. The Public Warrants were initially issued in connection with its initial public offering and the Private Warrants were issued in a private placement concurrent with the initial public offering.

Thayer Ventures’s management initially evaluated the accounting for the Warrants at their issuance and believed its positions to be appropriate at that time. While the terms of the Warrants have not changed, as a result of the SEC Statement, Thayer Ventures has determined to classify the Warrants as liabilities and will subsequently measure them at fair value pursuant to Accounting Standards Codification 815 in Thayer Ventures’s financial statements.

On May 11, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”), after considering the recommendations of and in consultation with management, concluded that Thayer Ventures’s previously issued audited financial statements as of December 31, 2020 and for the period from July 31, 2020 (inception) through December 31, 2020 (the “Affected Period”) as contained in Thayer Ventures’s Annual Report on Form 10-K filed with the SEC on March 24, 2021 (the “Thayer 10-K”) should no longer be relied upon due to such change in classification of the Warrants. As of December 31, 2020, Thayer Ventures had 8,625,000 Public Warrants and 7,175,000 Private Warrants outstanding and subject to the reclassification as described herein. The change in accounting for the Warrants does not impact the amounts previously reported for cash and cash equivalents or investments held in the trust account for any period reported.

Thayer Ventures intends to file an amendment to the Thayer 10-K (the “Amended Thayer 10-K”) reflecting this change in classification of the Warrants for the Affected Period, and the corresponding changes to the financial statement items for the Affected Period will be set forth through disclosures in the restated financial statements included in the Amended Thayer 10-K. In addition, the Amended Thayer 10-K will reflect the expense of certain issuance costs associated with the Warrants that were previously offset against stockholders’ equity. The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with Thayer Ventures’s current independent registered public accounting firm, WithumSmith+Brown, PC.

In connection with the restatement, management re-evaluated the effectiveness of Thayer Ventures’s disclosure controls and procedures as of December 31, 2020. Management concluded that Thayer Ventures’s disclosure controls and procedures were not effective as of December 31, 2020, due to a material weakness in internal control over financial reporting with respect to the accounting for complex equity instruments, solely as a result of the classification of the Warrants as components of equity instead of as derivative liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAYER VENTURES ACQUISITION CORPORATION
Dated: May 17, 2021
	By:	/S/ MARK E. FARRELL
Mark E. Farrell
Co-Chief Executive Officer, Co-President and Chief Financial Officer